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                                                                    EXHIBIT 10.8



                            BURLINGTON NORTHERN INC.
                           SUPPLEMENTAL BENEFITS PLAN



              As Amended and Restated Effective September 21, 1995

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                            BURLINGTON NORTHERN INC.
                           SUPPLEMENTAL BENEFITS PLAN


                               Table of Contents
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SECTION 1 - PURPOSE...................................................     1

SECTION 2 - ADMINISTRATION............................................     1

SECTION 3 - PARTICIPANTS..............................................     1

SECTION 4 - BENEFITS..................................................     2

SECTION 5 - GENERAL PROVISIONS........................................     3
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                           BURLINGTON NORTHERN INC.

                          SUPPLEMENTAL BENEFITS PLAN
                          --------------------------


                                   SECTION 1

                                    PURPOSE
                                    -------

     1.1 Purpose. The purpose of the Supplemental Benefits Plan (the "Plan") is to attract and retain officers and key salaried employees of outstanding competence in the employ of Burlington Northern Inc. (the "Company") and its subsidiaries by providing supplemental pension benefits to Participants:

          (a) based upon deferred base salary and/or deferred bonuses accrued under the Company's Deferred Compensation and Incentive Compensation Plans or other similar plans maintained by the Company's subsidiaries or such additional deferred compensation plans as may be designated by the Company from time to time (collectively the "Deferred Compensation Plans"), and/or

          (b) which are in excess of the maximum pension benefits permitted under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended (collectively the "ERISA or Code Limitations").


                                   SECTION 2

                                ADMINISTRATION
                                --------------

     2.1 Management Committee. This Plan shall be administered by a management committee (the "Management Committee") consisting of the Chief Executive Officer and such other senior officers as he or she shall designate. Subject to the Compensation and Nominating Committee of the Company's Board of Directors (the "Board"), the Management Committee shall, and shall have the discretion to, interpret and construe Plan terms; prescribe, amend and rescind rules relating to it; select eligible Participants; and take all other action necessary for its administration, which actions shall be final and binding upon all Participants.


                                   SECTION 3

                                 PARTICIPANTS
                                 ------------

     3.1 Participants. The Management Committee shall determine and designate the officers and key salaried employees of the Company and its subsidiaries who are eligible to


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receive payments under the Plan (the "Participants"). Participants, in general, will be those officers and key salaried employees who have elected to defer all or a portion of their base salary and/or incentive bonuses under the Deferred Compensation Plans and/or who are entitled to pension benefits in excess of the maximum benefits permitted under the ERISA or Code Limitations.


                                   SECTION 4

                                   BENEFITS
                                   --------

     4.1 Supplemental Pension Benefits. Upon the retirement of a Participant, the Company shall pay to such Participant (or his or her surviving spouse in the case of his or her death) supplemental pension benefits, which when combined with the amounts he or she is entitled to receive under the Burlington Northern Inc. Pension Plan plus any amounts he or she is entitled to receive under any pension plans maintained by subsidiaries of the Company (collectively the "Pension Plan"), shall equal the retirement or surviving spouse pension benefits which would have been payable to the Participant or his or her surviving spouse had the Pension Plan's formula been applied (a) without regard to the limitations on annual benefit amounts under Code section 415 (including, but not limited to, the effect on early retirement benefits and combined plan limits under such Code section), (b) by including in the Participant's compensation any deferred base salary and any deferred bonuses accrued for the Participant's account under the Deferred Compensation Plans during the period for which the Pension Plan benefits are computed, (c) by taking into account compensation under the Pension Plan which is in excess of the Code section 401(a)(17) limits for any year so considered, and (d) by taking into account service granted to the Participant and any benefit formula adjustments required by an employment contract which is identified on Appendix 1 hereto and which shall be incorporated by reference herein where the terms of any such contract would so apply.

     4.2 Election of Method of Payment. Before the retirement of a Participant, such Participant may elect that supplemental pension benefits payable to him or her under the Plan be paid to him or her either:

          (a) in a lump sum cash payment; or

          (b) in monthly installments to be paid according to the same method of payment and at the same time during the month as benefits are paid under the Pension Plan;

subject to approval of the Management Committee. The election shall be irrevocable and shall be made on a form prescribed by the Management Committee. If a Participant has not made an election prior to retirement, payment shall be made to him or her in accordance with subsection (b) of this Section 4.2.


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     4.3  Payment of Supplemental Pension Benefits.  Upon the retirement of a
Participant (or his or her death if his or her surviving spouse is entitled to surviving spouse benefits under the Pension Plan), the Company shall pay to such Participant (or his or her surviving spouse in the case of such Participant's death if the spouse is entitled to surviving spouse benefits under the Pension
Plan) the amount determined under Section 4.1, payable in accordance with
Section 4.2. Payment of supplemental pension benefits attributable to a Participant's employment with Burlington Northern Railroad Company shall be made in the year in which the Participant retires or dies. The Management Committee, in its sole discretion, may direct that payment of supplemental pension benefits commence or be made in the month in which a Participant retires or dies or in January of the following year. Notwithstanding the foregoing, the Management Committee may also direct that payment with respect to any Participant who retires on January 1 may commence or be made on the December 31 preceding the retirement date.

     4.4 Acceleration of Payment of Supplemental Pension Benefits. The Management Committee, in its sole discretion, may accelerate the payment of the unpaid supplemental pension benefits upon the Participant's retirement (or his or her death if his or her surviving spouse is entitled to surviving spouse benefits under the Pension Plan) or upon its determination that the Participant (or his or her surviving spouse in the case of his or her death if such spouse is entitled to surviving spouse benefits under the Pension Plan) has incurred a severe financial hardship. The Management Committee, in making its determination, may consider such factors and require such information as it deems appropriate.

     4.5 Present Value of Lump Sum or Accelerated Payments. In the event that a Participant elects a lump sum payment under Section 4.2(a) of this Plan or the Management Committee accelerates payment under Section 4.4 of this Plan, the supplemental pension benefit to be paid to such Participant shall be commuted to its present value to be determined using the Pension Benefit Guaranty Corporation's immediate annuity rate in effect on January 1 of the year in which the supplemental pension benefit is paid. Payment of the amount so determined shall be in full satisfaction of any and all benefits owing under this Plan.


                                   SECTION 5

                              GENERAL PROVISIONS
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     5.1  Unfunded Obligation.  The supplemental pension benefits to be paid to
Participants and/or their surviving spouses pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds, or to create any trusts, or to make any special deposits with respect to these obligations. Title to and beneficial ownership of any investments including trust investments which the Company may make to fulfill these obligations shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Management Committee or the

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Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her surviving spouse or his or her creditors in any assets of the Company whatsoever. The Participants and their surviving spouses shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.

     5.2 Discretionary Investment by Company. The Management Committee, after consulting with the actuary employed by the Company in conjunction with the Pension Plan, may from time to time direct the investment by the Company of an amount sufficient to meet all or such portion of the supplemental pension benefits to be paid under this Plan as the Management Committee, in its sole discretion, shall determine. The Management Committee may in its sole discretion determine that all or some portion of the amount to be invested shall be paid into one or more grantor trusts to be established by the Company, of which it shall be the beneficiary, and to the assets of which it shall become entitled as and to the extent that Participants (or their surviving spouses in the case of their deaths) receive benefits under this Plan. The Management Committee may designate an investment advisor to direct investments and reinvestments of the funds, including investments of any grantor trusts hereunder.

     5.3 Definitions. The following terms for purposes of this Plan shall have the following meanings:

          (a) The terms "base salary" and "deferred bonus" shall have the meanings set forth in the respective Deferred Compensation Plans;

          (b) The term "surviving spouse" shall mean the person to whom surviving spouse benefits are to be paid pursuant to the terms of the Pension Plan.

     5.4 Incapacity of Participant or Surviving Spouse. If the Management Committee finds that any Participant or surviving spouse to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Management Committee may be paid to the spouse, child, parent or brother or sister of such Participant or surviving spouse or to any person whom the Management Committee has determined has incurred expense for such Participant or surviving spouse. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan to the extent of such payment.

     5.5 Nonassignment. The right of a Participant or his or her surviving spouse to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered nor, to the maximum extent permitted by law, shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

     5.6 No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Company or a

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subsidiary, nor interfere in any way with the right of the Company or a subsidiary to terminate the employment of such Participant at any time without assigning any reason therefor. To the maximum extent permitted by law, employment with the Company or a subsidiary is employment at will.

     5.7 Withholding Taxes. The Company shall have the right, at the time of a Participant's taxation, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such an award or benefit under the Plan ("Tax Liability"), to ensure the payment of any such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Management Committee in its sole and absolute discretion in the particular case: (i) by requiring the Participant to tender a cash payment to the Company, (ii) by withholding from the Participant's cash compensation, or (iii) by any other method deemed appropriate by the Management Committee.

     5.8 Termination and Amendment. The Compensation and Nominating Committee of the Board may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Committee may reinstate any or all of its provisions. The Management Committee may amend the Plan provided that it may not suspend or terminate the Plan, substantially increase the administrative cost of the Plan or increase the obligations of the Company, or expand the classification of employees who are eligible to participate in the Plan. No amendment, suspension or termination may, however, impair the right of a Participant or his or her surviving spouse to receive the supplemental pension benefits accrued prior to the effective date of such amendment, suspension or termination.

     5.9 Construction. To the extent that the Plan provides benefits which would be provided under the Pension Plan but for the limitations imposed by Code sections 401 and 415, the Plan is intended to be an "excess benefit plan" within the meaning of ERISA. To the extent that the Program provides other benefits, it is intended to be "an unfunded deferred compensation plan for a select group of management or highly compensated employees" within the meaning of ERISA.
Each provision of the Plan shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed, shall, to that extent, be disregarded.

     5.10 Application Law. The Plan shall be construed and governed in accordance with the laws of the state of Texas.

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